Exhibit 99.1

UXG El Gallo Complex Development Photo Update November 18, 2011

2 Preparation for haul road upgrading begins between the Palmarito and El Gallo deposit.

3 Haul road construction begins. To date, 300 meters of road has been constructed to the Lupita and Sagrado Corazon deposits. These two deposits are located 2 km south of the process plant. 3

4 Clearing the way for haul road construction to the Lupita and Sagrado Corazon deposits. Looking north towards the previously mined area.

5 Looking down on the gold recovery plant and process ponds.

6 Looking inside the gold recovery plant. The crane is in the process of removing older equipment that will not be used during El Gallo Phase 1 production.

7 Looking inside the gold recovery plant building. The crane is in the process of removing older equipment that will not be used during mining.

Dismantling of the old gold recovery plant equipment, now complete. 8

A community presentation announcing the company’s current and future development plans including the 2 km road paving between the Palmarito and El Gallo deposits. 9

10 Local community members attend town gathering in support of US Gold’s progress and construction activities.

11 “Ribbon Cutting” ceremony commemorating initial construction of the haul road between the Palmarito and the El Gallo deposits.

12 The first of three new 100 tonne Terex haul trucks being delivered to the El Gallo Complex.

13 Haul truck assembly.

14

15

16

17

18

19

20 All roads lead to El Gallo!

21

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23 New Caterpillar D8T bulldozer being delivered to the El Gallo Complex.

UXG For further information contact: Jenya Meshcheryakova Investor Relations Tel: (647) 258- -0395 Toll Free: (866) 441- -0690 Fax: (647) 258- -0408

El Gallo Complex Development Photo Update

November 18, 2011



Preparation for haul road upgrading begins between the Palmarito and El Gallo deposit.



Haul road construction begins. To date, 300 meters of road has been constructed to the Lupita and Sagrado Corazon deposits. These two deposits are located 2 km south of the process plant.



Clearing the way for haul road construction to the Lupita and Sagrado Corazon deposits. Looking north towards the previously mined area.



Looking down on the gold recovery plant and process ponds.


502

Looking inside the gold recovery plant. The crane is in the process of removing older equipment that will not be used during El Gallo Phase 1 production.


502

Looking inside the gold recovery plant building. The crane is in the process of removing older equipment that will not be used during mining.



Dismantling of the old gold recovery plant equipment, now complete.


H. Ayuntamiento Constitucional de Mocorito
PANGEA
JUNTOS CONSTRUYENDO UN MEJOR FUTURO

A community presentation announcing the company's current and future development plans including the 2 km road paving between the Palmarito and El Gallo deposits.


ESCUELA
PRIMARIA ESTATAL
DONACIANO

Local community members attend town gathering in support of US Gold's progress and construction activities.



"Ribbon Cutting" ceremony commemorating initial construction of the haul road between the Palmarito and the El Gallo deposits.



159
159
TEREX
TEREX

The first of three new 100 tonne Terex haul trucks being delivered to the El Gallo Complex.


TR100
TEREX
TR100
TEREX

Haul truck assembly.


TEREX


TEREX




TEREX




TEREX
TR100
18


TR100

All roads lead to El Gallo!


TR100




D8T
CAT

New Caterpillar D8T bulldozer being delivered to the El Gallo Complex.

For further information contact:

Jenya Meshcheryakova
Investor Relations
Tel: (647) 258--0395
Toll Free: (866) 441--0690
Fax: (647) 258--0408